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                                                                    EXHIBIT 23.2

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 17, 2002, in the Registration Statement on Form SB-2 for approximately 51,000,000 shares of common stock and related Prospectus of Probex Corp.


/s/ Ernst & Young LLP



Dallas, Texas
December 27, 2002